Exhibit 10.18

MUTUAL CONSENT

This MUTUAL CONSENT (the "Consent") relating to the Convertible Promissory Note dated as of March 12, 2015, as amended by an Amendment to the Note dated as of May 14, 2015 (together the "Note"), by and between Seanergy Maritime Holdings Corp. a corporation organized under the laws of the Republic of the Marshall Islands (the "Maker") and Jelco Delta Holding Corp., or its respective registered assigns (the "Holder"), is dated as of September 18, 2017.  Capitalized terms used but not defined herein shall have the meaning assigned in the Note.

WHEREAS, the parties wish to amend the Note as hereinafter set forth in order to defer the Interest Payment (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

(A)
Interest Payment.  The Maker and the Holder each hereby consent to defer the interest payment due under the Note on September 19, 2017 (the "Interest Payment") until October 2, 2017.  The Maker and the Holder agree the Maker's failure to pay the Interest Payment on September 19, 2017 shall not constitute an Event of Default. All other interest payments due under the Note pursuant to Section 3 of the Note shall remain due as scheduled.

(B)
Confirmation of Agreement. Except as expressly set forth herein, the Note is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms, and each reference in the Note to "this Note" shall mean the Note as amended by this Consent.

(C)
Counterparts; Effectiveness. This Consent may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Consent shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(D)
Governing Law. The laws of the State of New York shall govern the enforceability and validity of this Consent, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to the principles of conflicts of laws thereof.

[Signature page follows]

THIS MUTUAL CONSENT has been entered into as of the date stated above.

THE MAKER:

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
	Name:	Stamatios Tsantanis
Title:

THE HOLDER:

JELCO DELTA HOLDING CORP.

By:	/s/ Alastair Macdonald
	Name:	Alastair Macdonald
Title: